eMagin Completes $9.1 Million Private Placement

BELLEVUE, Wash., Oct. 28, 2005 - eMagin Corporation (AMEX: EMA), a leader in virtual imaging technology, today announced that it has completed its previously announced private placement with new and existing institutional and other accredited investors for the purchase of approximately $9.14 million of common stock and warrants.  Use of the net proceeds from the financing will be to provide working capital.

Under the agreements, investors purchased 16,619,064 shares of common stock at a price of $.55 per share and warrants to purchase up to 6,647,627 shares of common stock at an exercise price of $1.00 per share exercisable after 7 months and expiring in October 2010. The investors will also receive warrants to purchase up to 3,323,810 shares at an exercise price of $1.00 per share exercisable after March 31, 2007 and expiring in October 2010, but these warrants will be canceled if the Company’s net revenue for fiscal year 2006 exceeds $20 million or if the investor has sold more than 25% of the shares purchased under the securities purchase agreement prior to December 31, 2006.

Roth Capital Partners served as the placement agent in the transaction. The shares and warrants were issued in a private placement under regulation D of the Securities Act of 1933, as amended. The company has committed to file a registration statement covering the resale of the common stock and underlying warrants purchased by these investors. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

About eMagin Corporation

A leader in OLED microdisplay and virtual imaging technologies, eMagin integrates high-resolution OLED microdisplays, magnifying optics, and systems technologies to create a virtual image that appears comparable to that of a computer monitor or a large-screen television. eMagin’s OLED displays have broad market reach and are incorporated into a variety of near-to-eye imaging products by military, industrial, medical and consumer OEMs who choose eMagin’s award-winning technology as a core component for their solutions. eMagin has recently introduced its first direct-to-consumer system, the Z800 3DVisor, which provides superb 3D stereovision and headtracking for PC gaming, training and simulation, and business applications. eMagin's microdisplay manufacturing and R&D operations are co-located with IBM on its campus in East Fishkill, New York. System design facilities and sales and marketing are located in Bellevue, Washington. A sales office is located in Tokyo, Japan. For additional information, please visit www.emagin.com and www.3dvisor.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation and its subsidiaries' expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to eMagin's management as of the date hereof, and actual results may vary based upon future events, both within and without eMagin management's control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

Note: eMagin and 3DVisor are trademarks of eMagin Corporation.

Media Contact:
Joe Runde, 425-749-3636, jrunde@emagin.com

Investor Contact:
John Atherly, 425-749-3622, jatherly@emagin.com